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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-8, to be filed on or around September 14, 1998, of our report dated May 27, 1998, on the consolidated financial statements of WorldCom, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated May 28, 1998 (filed May 28, 1998) and to all references to our Firm in this registration statement.



                                        ARTHUR ANDERSEN LLP


Jackson, Mississippi,
September 14, 1998.